Exhibit 99.1

Paul Broyer
Candela Corporation
508-358-7400 x435

PAUL R. LUCCHESE JOINS CANDELA CORPORATION

AS VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY

Wayland, MA — July 18, 2006 — Candela Corporation (NASDAQ: CLZR) announced today that Paul R. Lucchese, Esq. has joined the Company as its first in-house legal counsel. In this new senior management position, Mr. Lucchese’s responsibilities will include the development of an enterprise risk management program consistent with Candela’s corporate strategies and values. “As we continue to grow, we are challenged by ever increasing complex legal issues. Paul possesses the right skill set at the right time for Candela. I am delighted that he has agreed to join our team”, said Gerard E. Puorro, Candela’s President and Chief Executive Officer.

Mr. Lucchese will oversee all worldwide day-to-day legal affairs, including intellectual property management, litigation management, human resource related issues, regulatory compliance, risk management, and will assist and advise corporate management and the Board of Directors on corporate issues.

“I am very excited to be joining Candela”, said Lucchese.  He continued, “I look forward to working with the team to develop programs and initiatives that build upon Candela’s tradition of excellence.”

Paul brings a significant wealth of legal and business experience.  He was most recently employed as Vice President, General Counsel and Secretary for Aspect Software, Inc., where he managed the worldwide legal affairs for the $600+ million revenue company. His experiences range from intellectual property management, mergers and acquisitions, risk management, employment law and international expansion to extensive contracts drafting and negotiation. Paul’s academic accomplishments include an MBA from Suffolk University, a JD from the University of Dayton School of Law, and a BA from Providence College.

About CANDELA:

Candela Corporation manufactures, and distributes innovative clinical solutions that enable physicians, surgeons, and personal care practitioners to treat selected cosmetic and medical conditions using lasers, aesthetic laser systems, and other advanced technologies. Founded near Boston in 1970, the company markets and services its products in over 70 countries from offices and distributors in the United States, Europe, Japan, China and other Asian locations. Candela established the aesthetic laser market 17 years ago, and currently has an installed base of 9,000 lasers worldwide. Candela is an Equal Opportunity and Affirmative Action Employer (Male/Female/Handicapped/Veteran). Visit Candela on the Web at http://www.candelalaser.com.

Safe Harbor Statement: Except for the historical information contained herein, this news release contains forward-looking statements that constitute Candela’s current intentions, hopes, beliefs, expectations or predictions of the future, which are therefore inherently subject to risks and uncertainties. Such statements may relate to, among other things, our future revenue, gross margin, expense levels and earnings, our growth prospects, market acceptance of our products, the strength of our distribution channels, our ability to add new products, our ability to expand regulatory approvals and the liquidity of our common stock. The risks and uncertainties that may affect forward-looking statements include, among others: the cancellation or deferral of customer orders, dependence on a small number of strategic distribution relationships, difficulties in the timely development and market acceptance of new products, unanticipated increases in expenses, market developments that vary from the current public expectations concerning the growth of the laser industry, increased competitive pressures, changes in economic conditions, or difficulties in obtaining timely regulatory approvals. Further information on factors that could affect Candela’s performance is included in Candela’s periodic reports filed with the SEC, including but not limited to, Candela’s Annual Report on Form 10-K for the year ended July 2, 2005, and subsequent Quarterly Reports on Form 10-Q. Candela cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Candela expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Candela’s expectations or any change in events, conditions or circumstances on which any such statement is based.